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As filed with the U.S. Securities and Exchange Commission on October 11, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL EAGLE ENTERTAINMENT INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-4757800 (I.R.S. Employer Identification Number)

4553 Glencoe Avenue, Suite 300
Los Angeles, California 90292
Tel: (310) 437-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Stephen Ballas, Esq.
General Counsel
4553 Glencoe Avenue, Suite 300
Los Angeles, California 90292
Tel: (310) 437-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joel L. Rubinstein, Esq.
Winston & Strawn LLP
200 Park Avenue
New York, New York 100166-4193
Tel: (212) 294-6700
Fax: (212) 294-4700

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Security(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common stock, par value $0.0001 per share	9,936,239 shares	$9.13	$90,717,862.07	$10,514.20

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's securities that become issuable by reason of any stock split, stock dividends, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The Registrant is registering the resale of (i) 1,360,545 shares of common stock issued pursuant to the settlement agreement, dated August 9, 2016, between the Registrant and UMG Recordings, Inc. and certain entities affiliated therewith and (ii) (a) 5,466,886 shares of common stock issued to certain selling stockholders as consideration under the Interest Purchase Agreement, dated May 9, 2016, between the Registrant and EMC Acquisition Holdings, LLC ("Purchase Agreement") and (b) pursuant to the registration rights agreement, dated July 27, 2016, entered into by the Registrant and the stockholders party thereto in connection with the Purchase Agreement, 3,108,808 shares of common stock, representing 120% of the number of shares of common stock that may be issued on July 27, 2017 to the selling stockholders described in clause (ii)(a) as deferred consideration pursuant to the Purchase Agreement, based on the closing price of the Registrant's common stock on The NASDAQ Capital Market on October 5, 2016. The actual number of shares issued as deferred consideration, if any, may vary.

(3)
The price is computed based upon the average of the high and low sale prices of the Registrant's common stock on October 4, 2016, as reported on The NASDAQ Capital Market.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or country where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 11, 2016

PRELIMINARY PROSPECTUS

9,936,239 Shares

Global Eagle Entertainment Inc.

Common Stock

        This prospectus relates to the resale of up to 9,936,239 shares of our common stock by the selling stockholders identified in this prospectus. This prospectus includes 6,827,431 shares of our common stock that were issued and outstanding on the date hereof, and an additional 3,108,808 shares of common stock that we may issue to certain selling stockholders as deferred consideration under the agreement by which we acquired our Emerging Markets Communications ("EMC") business. See "Selling Stockholders" beginning on page 17.

        Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus from time to time in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in "Plan of Distribution" beginning on page 28.

        We will not receive any of the proceeds from the sale of these shares by the selling stockholders. We have agreed to pay all expenses relating to registering the shares of common stock, except that the selling stockholders will pay their counsel and any underwriting discounts, selling commissions and/or similar charges incurred for the sale of any shares.

        Because all of the shares offered under this prospectus are being offered by the selling stockholders, we cannot currently determine the price or prices at which the shares may be sold under this prospectus.

        Our common stock is listed on The NASDAQ Capital Market ("NASDAQ") under the symbol "ENT." On October 10, 2016, the last reported sale price of our common stock on NASDAQ was $9.50.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page 7 of this prospectus and "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, which are incorporated by reference herein, as well as other subsequently filed annual, quarterly or current reports.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2016.

ABOUT THIS PROSPECTUS

        This prospectus is part of a resale registration statement (the "Registration Statement") that we filed with the U.S. Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this process, the selling stockholders may offer and sell shares of Global Eagle Entertainment Inc.'s common stock, from time to time, in one or more offerings, in any manner described below under the heading "Plan of Distribution," subject to the limitations contained in the registration rights agreements described herein. In some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling shares of our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the Registration Statement, and all documents incorporated by reference herein, together with the additional information described below under the headings "Where You Can Find More Information" and "Incorporation by Reference" before you make any investment decision.

        You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we, nor the selling stockholders, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, nor is it soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or in any documents incorporated by reference herein is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        In this prospectus, the terms "Global Eagle," "Global Eagle Entertainment," "we," "us," "our" and "the Company" refer to Global Eagle Entertainment Inc. and its consolidated subsidiaries, unless otherwise stated or indicated by context.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC's website www.sec.gov. You may also read and obtain copies of any document we file at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

        Our Internet website at www.geemedia.com contains information concerning us. We routinely use our website as a channel of distribution for our information, including financial and other material information. On that website under "Investors—Financial Info—SEC Filings," we provide access to all of our SEC filings free of charge, as soon as reasonably practicable after filing with the SEC. The information at our Internet website is not incorporated in this prospectus by reference, and you should not consider it part of this prospectus.

        We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of our common stock offered by this prospectus. This prospectus, filed as part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the Registration Statement. This prospectus summarizes what we consider to be material provisions of certain documents. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

 INCORPORATION BY REFERENCE

        We "incorporate by reference" information into this prospectus by disclosing important information to you by referring you to another document that is filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below (other than information deemed "furnished" and not "filed" in accordance with SEC rules, including pursuant to Item 2.02 and 7.01 of Form 8-K, except as noted below). These documents contain important information about us.

  (1)
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 17, 2016 (File No. 001-35176);

  (2)
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on May 9, 2016 and August 9, 2016, respectively (File No. 001-35176);

  (3)
  Our Current Reports on Forms 8-K and 8-K/A (as applicable) filed on April 21, 2016, May 13, 2016, May 16, 2016, June 23, 2016, August 2, 2016 (other than Item 7.01 and Exhibit 99.1), August 12, 2016, August 26, 2016, September 23, 2016 and October 11, 2016 (including Item 7.01 and Exhibit 99.5 thereto) (File No. 001-35176);

  (4)
  Our Definitive Proxy Statement on Schedule 14A, filed on April 29, 2016 (File No. 001-35176); and

  (5)
  The description of our common stock which appears in our Registration Statement on Form 8-A (File No. 001-35176) filed with the SEC on May 12, 2011, including any amendment or report filed for the purpose of updating that description.

        We are also incorporating by reference additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus; provided, however, that unless expressly stated otherwise, nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

        You may request and obtain a copy of these documents at no cost, by writing to us at Global Eagle Entertainment Inc., 4553 Glencoe Avenue, Suite 300, Los Angeles, California 90292, or by telephoning us at (310) 437-6000.

        Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

FORWARD-LOOKING STATEMENTS

        This prospectus and any prospectus supplement includes or incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. The words "anticipate," "believe," "could," "should," "propose," "continue," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases are used in this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus to identify forward-looking statements. These statements relate to analyses and other information based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

        These forward-looking statements are based on information available to us as of the date of this prospectus and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward looking statements herein due to a variety of factors, including: our ability to remediate material weaknesses in our internal control over financial reporting; our ability to integrate our acquired businesses; the ability of our business to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably; any delay or inability to realize the expected benefits and synergies of the acquisition of EMC (the "EMC acquisition"); our assumption of EMC's outstanding indebtedness and the costs relating thereto; our compliance with the covenants in our credit facilities; our ability to generate sufficient cash flow to make payments on our indebtedness; our incurrence of additional indebtedness in the future; our ability to repay the convertible notes at maturity or upon a fundamental change or at specific repurchase dates; the effect of the conditional conversion feature of the convertible notes; the risk that disruptions from the EMC acquisition will harm our business, including customer retention risk; competitive responses to the EMC acquisition; our ability to effectively protect EMC's intellectual property rights; the ability of our customer Southwest Airlines to maintain a sponsor for its "TV Flies Free" offering and our ability to replicate this model through other sponsorship alliances; the outcome of any legal proceedings pending or that may be instituted against us, our subsidiaries, or third parties to whom we owe indemnification obligations; costs associated with defending and/or settling pending or future intellectual property infringement actions and other litigation or claims; our ability to settle legacy sound recording and music composition liabilities on terms that we consider reasonable; our ability to obtain and maintain licenses for content used on legacy installed IFE systems, or our failure to have the appropriate intellectual-property licenses for our business; our ability to recognize and timely implement future technologies in the aviation, maritime and land satellite connectivity and remote-communications space, including GSM and Ka-band system development and deployment; our ability to capitalize on investments in developing our service offerings, including our long-term project with QEST to develop global antenna technologies; significant product development expenses associated with our long-term line-fit initiatives; our ability to deliver end-to-end network performance sufficient to meet increasing airline and maritime customer and passenger demand; our ability to obtain regulatory approval on a timely basis for the use of our equipment on aircraft and maritime vessels; our ability to obtain and maintain international authorizations to operate our service over the airspace or terrestrial waters of foreign jurisdictions; our ability to expand our service offerings and deliver on our service roadmap; our ability to timely and cost-effectively identify and license television and media content that passengers will purchase; a decrease in the media content onboard IFE systems and/or the discontinuance of the use of IFE systems indefinitely due to the emergence and increase in the use of hand-held personal devices by airline and maritime passengers; general economic and technological circumstances in the satellite transponder market, including access to transponder space in capacity limited regions and successful launch of replacement transponder capacity where applicable; the loss of, or failure to realize benefits from, agreements with our airline and maritime partners; the loss of relationships with original equipment manufacturers or dealers; unfavorable economic conditions in the airline and maritime industries and economy as a whole; our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future airline, maritime and land-based partners or successfully partner with satellite service providers, including Intelsat, Hughes Network Systems and SES; our reliance on third-party satellite service providers and equipment and other suppliers, including single source providers and suppliers; the effects of service interruptions or delays, technology failures, material defects or errors in our hardware or software, damage to our equipment or geopolitical restrictions; the result of ongoing tax audits that could result in reduction of tax carryforwards and imposition of tax penalties and interest, plus payments of back-taxes owed; the limited operating history of our connectivity and in-flight television and media products; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our international plan of expansion; fluctuation in our operating results; the demand for in-flight broadband Internet access services and market acceptance for our products and services; the loss of management and other key employees; substantial non-recurring transaction, regulatory and integration costs and/or unknown liabilities; sales of our stock in the future by former shareholders of EMC, who hold a substantial portion of our outstanding shares of common stock, and the resulting effect on the price of our common stock; changes in laws or regulations that apply to us or our industry; the execution and compliance costs relating to new regulatory and compliance frameworks, new market risks and operations in new geographies; and other risks and uncertainties set forth or incorporated by reference in this prospectus, our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q.

        Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

 THE COMPANY

        We are a leading provider of satellite-based connectivity and media to fast-growing, global mobility markets across air, sea and land. Through our comprehensive product and services platform, we provide a wide range of in-flight, maritime and land-based connectivity solutions, including Wi-Fi, movies, television, music and interactive software, as well as portable in-flight entertainment ("IFE") solutions, content management services, e-commerce solutions and original content development. Our mission is to deliver exceptional quality and value to our customers to help them achieve their connectivity and content objectives. Our business is comprised of two operating segments: Connectivity and Content.

        Our Connectivity segment provides Wi-Fi connectivity and operations solutions to our airline, maritime and land-based customers through separate service lines: Aviation and Maritime & Land. Our Aviation service line offers specialized network equipment, media applications and premium content services that enable airline passengers to access Internet, live television, on-demand content, texting services, shopping and travel-related information, as well as real-time data and operations solutions that enable our airline customers to improve their internal operations. Our Maritime & Land service line offers a multimedia platform delivering fully integrated, multi-media and mission-critical communications globally to cruise ship, ferry, yacht and commercial vessel owners and operators, mobile network and telecommunications companies, and a variety of land-based, global, governmental and non-governmental organizations and enterprises, and represents our recently acquired EMC business.

        Our Content segment is comprised of our Media & Content service line, which selects, manages and distributes wholly-owned and licensed media content, video and music programming, applications, digital advertising solutions and games to airlines worldwide, as well as to maritime and other away-from-home non-theatrical markets.

        Our principal executive office is located at 4553 Glencoe Avenue, Suite 300, Los Angeles, California 90292; and our telephone number is (310) 437-6000.

The EMC Acquisition

        On July 27, 2016, we completed the acquisition of EMC, a communications services provider that offers a multimedia platform delivering communications, Internet, live television, on-demand video, voice, cellular and 3G/LTE services. EMC leverages its wholly-owned and operated satellite-terrestrial-cellular broadband network with fully meshed Multiprotocol Label Switching ("MPLS") interconnected teleports. EMC has a portfolio of patented technologies and delivers services to land-based sites and marine vessels globally. EMC owns and operates its own ground infrastructure and global field support centers with engineers hired and trained by EMC, permitting EMC to flexibly and quickly deploy support to customers around the world. Key aspects of EMC's services include:

  •
  Connectivity—EMC provides global satellite bandwidth (C-Band, Ku-Band, Ka-Band), terrestrial broadband network, cellular and 3G services, remote fiber network and fully meshed MPLS interconnected teleports;

  •
  Access—EMC provides access to live television worldwide, video (on demand and subscription), 3G cellular services, Internet, voice, data, high-definition video conferencing and universal portals, including through its proprietary SpeedNet product; and

  •
  Support—EMC has field support centers worldwide, each of which has a spare parts inventory, a 24 hour/7 days network operations center, certified technicians, system integration and project management.

        EMC's largest customers include cruise lines, commercial shipping vessels, telecommunication companies, energy companies and non-governmental organizations.

        As of June 30, 2016, EMC had approximately 461 full and part-time employees and contractors. EMC employees and contractors are engaged in marketing, sales, product development, product management, teleport, accounting, legal, finance, management information systems and network engineering.

RISK FACTORS

        Investing in our common stock involves risks. Before you make a decision to buy our common stock, in addition to the risks and uncertainties discussed under "Forward-Looking Statements" and the risks described below, you should carefully consider the specific risks set forth under the caption "Risk Factors" in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q, which are incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our common stock could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also later become material and adversely affect our business.

We identified a material weakness in our internal control over financial reporting as of December 31, 2015 relating to resources and the timeliness of our financial statement close process, as reported in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 17, 2016 (the "2015 Form 10-K"). In 2016, we have identified an additional material weakness in the areas of the design and operating effectiveness of control and monitoring activities, and the quality of information used in the operation of our financial controls. If we are unable to remediate these material weaknesses and maintain effective internal control over financial reporting, the accuracy and timeliness of our financial reporting may be adversely affected.

        Maintaining effective internal control over financial reporting is necessary for us to produce reliable financial statements. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. We identified a material weakness in our internal control over financial reporting as of December 31, 2015 relating to resources and the timeliness of our financial statement close process, as reported in our 2015 Form 10-K. As of December 31, 2015, our assessment of internal control over financial reporting did not include the internal control over Western Outdoor Interactive Private Limited ("WOI"), which had been acquired during 2015. During the first half of 2016, we did not sufficiently focus on assessing the risks of material misstatement and implementing effective transaction level controls at WOI for purposes of our assessment of internal control over financial reporting as of December 31, 2016. Also, during the third quarter of 2016, we consummated a large business combination which occupied significant amounts of our personnel who are also responsible for the performance of important controls. Due to our focus on this transaction and the lack of sufficient qualified resources, we failed to execute certain control and monitoring activities timely, and at a sufficient level of precision to address the risk of material misstatement to our financial statements. Also, we did not appropriately test the completeness and accuracy of information used in the performance of these control and monitoring activities. As a result, during the third quarter of 2016, we identified an additional material weakness in our control activities, monitoring, and information and communication systems. Specifically, our management determined that we do not have effective internal controls related to (i) the design of controls with the appropriate precision and responsiveness to address risks relating to the accuracy of financial information being reported by WOI, (ii) the design of controls to validate the completeness and accuracy of underlying data used in the performance of controls over accounting transactions and disclosures, (iii) the timely and effective implementation of our controls, including evidence of operating effectiveness, and (iv) effective monitoring of our controls.

        We may need to expend significant financial resources to remediate these material weaknesses. We may also identify additional material weaknesses in the future. If we are unable to establish and maintain effective internal control over financial reporting, we may not be able to produce timely and accurate financial statements. If that were to happen, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our securities could decline, and we could be subject to sanctions or investigations by NASDAQ, the SEC or other regulatory authorities.

Our ability to receive distributions from our investment in the WMS joint venture is subject to risks that could adversely affect our business, financial condition, cash flows and results of operations.

        Through EMC, we own a 49% equity interest in Wireless Maritime Services, LLC ("WMS"), a provider of global cellular roaming services to off-shore vessels. WMS's managing member, AT&T, owns a 51% equity interest in the WMS joint venture, has the right to nominate three of WMS's five voting board members and controls the day-to-day operations of WMS. WMS's profits and losses for any fiscal year are allocated between AT&T and the Company in proportion to percentage interests owned, after giving effect to any applicable special allocations. Although EMC has a contractual right to receive annual cash distributions from the WMS joint venture in accordance with the WMS operating agreement, those distributions are subject to reduction for certain expenses and other items relating to WMS's operations, including capital expenditures, as determined by WMS's Board (which we do not control). As a result, we may not receive our anticipated cash distributions in any period for reasons beyond our control.

        In addition, our investment in WMS is further subject to various risks that could adversely affect our results of operations and financial condition. These risks include, but are not limited to, the following:

  •
  Our interests could diverge from AT&T's interests or we may not agree with AT&T on ongoing activities or on the amount, timing or nature of further investments in WMS;

  •
  WMS profits and cash flows may prove inadequate to fund cash dividends or other distributions to us, or those amounts may be subject to reduction as noted above;

  •
  Our control over the operations of and other decisions relating to WMS is limited;

  •
  Due to differing business models or long-term business goals, AT&T may decide not to fund capital investments in WMS, impairing the value of the WMS joint venture;

  •
  We may lose the rights to technology or products being developed by WMS, including if AT&T is acquired by another company, or experiences financial or other losses;

  •
  Many of the contractors on which WMS relies are with AT&T, and "seconded" to WMS from AT&T, such that WMS relies on these contractors, personnel and other resources provided to it by AT&T; and

  •
  We may experience difficulties or delays in collecting amounts due to us from WMS.

Risks Related to EMC's Business and Industry

Our EMC business may experience customer attrition as satellite capacity providers increasingly enter into arrangements directly with customers.

        EMC relies on satellite providers in order to secure the satellite capacity needed to conduct its operations and provide its services to customers. There is no guarantee that EMC will be able to obtain the capacity needed to conduct its operations at current rates and levels moving forward, or to obtain capacity on commercially reasonable terms or at all. Because satellite owners are increasingly seeking to enter into arrangements directly with end users for satellite capacity, EMC may experience customer attrition and may be unable to compete with satellite owners who could offer greater pricing flexibility and satellite capacity options. EMC's failure to compete with satellite providers and offer favorable pricing arrangements to its customers could materially harm our business, financial condition and results of operations.

Satellite failures or degradations in satellite performance could affect our business, financial condition and results of operations.

        We lease and utilize satellite capacity to support our broadband services in the United States and internationally for our EMC business. We may lease and use additional satellite capacity in the future. Satellites utilize highly complex technology and operate in the harsh environment of space and, accordingly, are subject to significant operational risks while in orbit. These risks include malfunctions (commonly referred to as anomalies), interference from electrostatic storms, and collisions with meteoroids, decommissioned spacecraft or other space debris. The satellites we employ for our EMC business have experienced various anomalies in the past and will likely experience anomalies in the future. Anomalies can occur as a result of various factors, such as:

  •
  satellite manufacturer error, whether due to the use of new or largely unproven technology or due to a design, manufacturing or assembly defect that was not discovered before launch;

  •
  problems with the power sub-system of the satellite;

  •
  problems with the control sub-system of the satellite; and

  •
  general failures resulting from operating satellites in the harsh space environment, such as premature component failure or wear.

        Any single anomaly or series of anomalies, or other operational failure or degradation, on any of the satellites could have a material adverse effect on our operations and revenues and our relationships with current customers and distributors, as well as our ability to attract new customers. Anomalies may also reduce the expected useful life of a satellite, thereby creating additional expense due to the need to provide replacement or backup capacity and potentially reducing revenues if service is interrupted or degraded on the satellites utilized. We may not be able to obtain backup capacity or a replacement satellite on reasonable economic terms, a reasonable schedule or at all.

        Although many satellites have redundant or backup systems and components that operate in the event of an anomaly, operational failure or degradation of primary critical components, these redundant or backup systems and components are subject to risk of failure similar to those experienced by the primary systems and components. The occurrence of a failure of any of these redundant or backup systems and components could materially impair the useful life, capacity or operational capabilities of the satellite.

The success of our EMC business depends on the investment in and development of new broadband technologies and advanced communications and secure networking systems, products and services, as well as their market acceptance.

        Broadband, advanced communications and secure networking markets are subject to rapid technological change, frequent new and enhanced product and service introductions, product obsolescence and changes in user requirements. Our ability to compete successfully in these markets depends on our success in applying EMC's expertise and technology to existing and emerging broadband, advanced communications and secure networking markets, as well as our ability to successfully develop, introduce and sell new products and services on a timely and cost-effective basis that respond to ever-changing customer requirements, which depends on several factors, including:

  •
  our ability to continue to develop leading technologies;

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  our ability to enhance EMC's product and service offerings by continuing to increase satellite capacity, bandwidth cost-efficiencies and service quality and adding innovative features that differentiate its offerings from those of our competitors;

  •
  successful integration of various elements of our complex technologies and system architectures;

  •
  timely completion and introduction of new system and product designs;

  •
  achievement of acceptable product and service costs;

  •
  establishment of close working relationships with major customers for the design of their new communications and secure networking systems incorporating our products and services;

  •
  development of competitive products, services and technologies by existing and new competitors;

  •
  marketing and pricing strategies of our competitors with respect to competitive products and services; and

  •
  market acceptance of our new products and services.

        We cannot guarantee that our new technology, product or service offerings in our EMC business will be successful or that any of the new technologies, products or services we offer will achieve sufficient market acceptance. Our EMC business may experience difficulties that could delay or prevent us from successfully selecting, developing, manufacturing or marketing new technologies, products or services, and these efforts could divert our attention and resources from other projects. We cannot be sure that such efforts and expenditures will ultimately lead to the timely development of new offerings and technologies. Any delays could result in increased costs of development or divert resources from other projects. In addition, defects may be found in our products after we begin deliveries that could result in degradation of service quality, and the delay or loss of market acceptance. If we are unable to design, manufacture, integrate and market profitable new products and services for existing or emerging markets, it could materially harm our business, financial condition and results of operations.

Any satellite capacity constraints could harm our EMC business.

        We compete for satellite capacity with a number of commercial entities, such as broadcasting companies, and governmental entities, such as the military. In certain markets, the availability and pricing of capacity could be subject to competitive pressure, such as during renewals. There is no guarantee that we will be able to secure the capacity needed to conduct the operations of our EMC business at current rates or levels going forward. Our inability to obtain sufficient satellite bandwidth on commercially reasonable terms could harm our business, financial condition and results of operations.

We may experience losses from fixed-price contracts in our EMC business.

        We typically provide the services of our EMC business for a fixed-rate monthly recurring fee under long-term contracts, which are usually three to five years in length. These contracts carry the risk of potential cost overruns because we assume all of the cost burden. We assume greater financial risk on fixed-price contracts than on other types of contracts because if we do not anticipate technical problems, estimate costs accurately or control costs during performance of a fixed-price contract, it may significantly reduce the net profit of our EMC business or cause a loss on the contract. Because many of these contracts involve new technologies and applications and can last for years, unforeseen events, such as technological difficulties, fluctuations in the price of materials, problems with the suppliers and cost overruns, can result in the contractual price becoming less favorable or even unprofitable to us over time. Furthermore, if we do not meet contract deadlines or specifications, we may need to renegotiate contracts on less favorable terms, be forced to pay penalties or liquidated damages or suffer major losses if the customer exercises its right to terminate. Although we may attempt to accurately estimate costs for fixed-price contracts, we cannot guarantee that our estimates will be adequate or that substantial losses on fixed-price contracts will not occur in the future. If we are unable to address any of the risks described above, it could materially harm our business, financial condition and results of operations.

We depend on a limited number of key employees in our EMC business who would be difficult to replace.

        We depend on a limited number of key technical, marketing and management personnel to manage and operate our EMC business. In particular, we believe the success of our EMC business depends to a significant degree on our ability to attract and retain highly skilled personnel and those highly skilled design, process and test engineers involved in the manufacture of existing products and the development of new products and processes. The competition for these types of personnel is intense, and the loss of key employees could materially harm our business. To the extent that the demand for qualified personnel exceeds supply, we could experience higher labor, recruiting or training costs in order to attract and retain such employees, or could experience difficulties in performing under EMC's contracts if its needs for such employees were unmet.

The reputation and business of our EMC business could be materially harmed as a result of data breaches, data theft, unauthorized access or hacking.

        The success of our EMC business depends, in part, on the secure and uninterrupted performance of its information technology systems. An increasing number of companies have disclosed breaches of their security, some of which have involved sophisticated and highly targeted attacks on their computer networks. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems, change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures in our EMC business. If unauthorized parties gain access to our information technology systems, they may be able to misappropriate assets or sensitive information (such as personally identifiable information of our customers, business partners and employees), cause interruption in financial systems or operations, corruption of data or computers, or otherwise damage the reputation and business of our EMC business. In such circumstances, we could be held liable to our customers, vendors, business partners or other parties, or be subject to regulatory or other actions for breaching privacy rules. Any compromise of our security could result in a loss of confidence in our security measures, and subject us to litigation, civil or criminal penalties, and negative publicity that could adversely affect our business, financial condition and results of operations.

Terrorist acts, conflicts, wars and natural disasters may materially adversely affect our EMC business.

        In a number of countries where we operate our EMC business, we are subject to increased risk of disruption to the business due to terrorist acts, conflicts, wars, adverse weather conditions, natural disasters, power outages, pandemics or other public health crises and environmental incidents, wherever located around the world. The potential for future terrorist attacks and natural disasters, the national and international responses to terrorist attacks and natural disasters or perceived threats to national security and other actual or potential conflicts or wars may create economic and political uncertainties. Heightened geopolitical risk, most notably in Africa and the Middle East, could materially adversely affect our EMC business.

Risks Related to Regulation of Our EMC Business

Changes in the regulatory environment could have a material adverse impact on the competitive position, growth and financial performance of our EMC business.

        The operations of our EMC business are highly regulated. Our EMC business is subject to the regulatory authorities of the jurisdictions in which we operate, including the United States and other jurisdictions around the world, including in countries where the legal and regulatory regimes are substantially less developed than in the United States. Those authorities regulate, among other things, the operation of satellites, the use of radio spectrum, the licensing of earth stations and other radio transmitters, the provision of communications services, the design, manufacture and marketing of communications systems and networking infrastructure and maritime activity. We cannot predict when or whether applicable laws or regulations may come into effect or change, or what the cost and time necessary to comply with such new or updated laws or regulations may be. Failure to comply with applicable laws or regulations could result in the imposition of financial penalties against us, the adverse modification or cancellation of required authorizations, or other material adverse actions.

        Laws and regulations affecting our EMC business are subject to change in response to industry developments, new technology, and political considerations. Legislators and regulatory authorities in various countries are considering, and may in the future adopt, new laws, policies and regulations, as well as changes to existing regulations, regarding a variety of matters that could, directly or indirectly, affect our operations or the operations of our distribution partners, increase the cost of providing products and services and make the products and services of our EMC business less competitive in our core markets.

        Changes to laws and regulations could materially harm our EMC business by (1) affecting our ability to obtain or retain required governmental authorizations, (2) restricting our ability to provide certain products or services, (3) restricting development efforts by us and our customers, (4) making current products and services less attractive or obsolete, (5) increasing operational costs, or (6) making it easier or less expensive for our competitors to compete with us. Changes in, or our failure to comply with, applicable laws and regulations could materially harm our business, financial condition and results of operation.

The international sales and operations of our EMC business are subject to applicable laws relating to trade, export controls, anti-money laundering and foreign corrupt practices, the violation of which could adversely affect its operations.

        We must comply with all applicable export control laws and regulations of the United States and other countries. U.S. laws and regulations applicable to it include the Arms Export Control Act, the International Traffic in Arms Regulations ("ITAR"), the Export Administration Regulations ("EAR") and the trade sanctions laws and regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC"). The export of certain satellite hardware, services and technical data relating to satellites is regulated by the U.S. Department of State under ITAR. Other items are controlled for export by the U.S. Department of Commerce under the EAR. We cannot provide services to certain countries subject to U.S. trade sanctions unless we first obtain the necessary authorizations from OFAC. In addition, we are subject to the Foreign Corrupt Practices Act, which generally bars bribes or unreasonable gifts to foreign governments or officials. A portion of EMC's business is with foreign governments which could increase the risk of potential anti-corruption compliance issues. Violations of these laws or regulations could result in significant sanctions including fines, onerous compliance requirements, extensive debarments from export privileges or loss of authorizations needed to conduct aspects of our international business. A violation of ITAR or the other regulations described above could materially adversely affect our business, financial condition and results of operations.

Our EMC business is exposed to certain risks inherent in doing business in each of the countries in which it operates.

        We operate our EMC business in numerous countries around the world and intend to continue to expand the number of countries in which we operate. However, because operations in some countries may be temporary, the total number of countries fluctuates. There are many risks inherent in conducting business internationally that are in addition to or different than those affecting the United States operations of our EMC business, including:

  •
  sometimes vague and confusing regulatory requirements that may be subject to unexpected changes or interpretations;

  •
  import and export restrictions;

  •
  tariffs and other trade barriers;

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  difficulty in staffing and managing geographically dispersed operations and culturally diverse work forces;

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  increased travel, infrastructure and legal compliance costs associated with multiple international locations;

  •
  differences in employment laws and practices among different countries, including restrictions on terminating employees;

  •
  differing technology standards;

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  fluctuations in currency exchange rates;

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  imposition of currency exchange controls;

  •
  potential political and economic instability in some regions;

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  legal and cultural differences in the conduct of business;

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  lack of traditional concepts of due process and sometimes arbitrary application of laws and sanctions, including criminal charges and arrests;

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  difficulties in raising awareness of applicable United States laws to our agents and third-party intermediaries;

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  potentially adverse tax consequences;

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  difficulties in enforcing contracts and timely collecting receivables;

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  difficulties and expense of maintaining international sales distribution channels; and

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  difficulties in maintaining and protecting our intellectual property.

        Operating internationally exposes our EMC business to increased regulatory and political risks in some non-U.S. jurisdictions where it operates. In addition to changes in laws and regulations, changes in governments or changes in governmental policies in these jurisdictions may alter current interpretation of laws and regulations affecting the business.

        Many of the countries in which we operate our EMC business have legal systems that are less developed and less predictable than legal systems in Western Europe or the United States. It may be difficult for us to obtain effective legal redress in the courts of some jurisdictions, whether in respect of a breach of law or regulation, or in an ownership dispute because of: (i) a high degree of discretion on the part of governmental authorities, which results in less predictability; (ii) a lack of judicial or administrative guidance on interpreting applicable rules and regulations; (iii) inconsistencies or conflicts between or within various laws, regulations, decrees, orders and resolutions; (iv) the relative inexperience of the judiciary and courts in such matters or (v) a predisposition in favor of local claimants against United States companies. If our contracts are governed by the laws of these countries, this may create both legal and practical difficulties in case of a dispute or conflict. Our EMC business operates in regions where the ability to protect contractual and other legal rights may be limited. In addition, having to pursue arbitration or litigation in some countries may be more difficult or expensive than pursuing litigation in the United States.

        In certain jurisdictions, the commitment of local business people, government officials and agencies and the judicial system to abide by legal requirements and negotiated agreements may be unreliable. In particular, agreements may be susceptible to revision or cancellation and legal redress may be uncertain or time-consuming. Actions of governmental authorities or officers may adversely affect joint ventures, licenses, license applications or other legal arrangements, and such arrangements in these jurisdictions may not be effective or enforced.

        The authorities in the countries where we operate our EMC business may introduce additional regulations for the oil and gas and telecommunications industries with respect to, but not limited to, prospecting, development, production, taxes, price controls, export controls, currency remittance, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use, labor standards, occupational health network access and other matters. New rules and regulations may be enacted or existing rules and regulations may be applied or interpreted in a manner which could limit our ability to provide the services of our EMC business. Amendments to current laws and regulations governing operations and activities in the oil and gas industry and telecommunications industry could harm our operations and financial results. Compliance with and changes in tax laws or adverse positions taken by taxing authorities could be costly and could affect our operating results.

        Compliance related tax issues could also limit our ability to do business in certain countries. Changes in tax laws or tax rates, the resolution of tax assessments or audits by various taxing authorities, disagreements with taxing authorities over tax positions and the ability to fully utilize the tax loss carry-forwards and tax credits of our EMC business could have a significant financial impact on its future operations and the way it conducts, or if it conducts, business in the affected countries.

We may face difficulties in obtaining regulatory approvals to provide telecommunication services or to operate our business in particular countries or territorial waters, and we may face changes in regulation, all of which could adversely affect the operations of our EMC business.

        In a number of countries where we operate our EMC business, the provision of telecommunication services is highly regulated. In such countries, we are required to obtain approvals from national and local authorities in connection with most of the services that we provide. In many jurisdictions, we must maintain such approvals through compliance with license conditions or payment of annual regulatory fees. Many of our customers utilize our services on mobile vessels or drilling platforms that may enter into new countries on short notice. If we do not already have a license to provide our service in that country or to operate in that country's territorial waters, if required, we may be required to obtain a license or other regulatory approval on short notice, which may not be feasible in some countries. Failure to comply with such regulatory requirements could subject us to various sanctions including fines, penalties, arrests or criminal charges, loss of authorizations and the denial of applications for new authorizations or for the renewal of existing authorizations or cause us to delay or terminate our service to such vessel or platform until such license or regulatory approval may be obtained. In some areas of international waters, it is ambiguous as to which country's regulations apply, if any, and thus difficult and costly for us to determine which licenses or other regulatory approvals we should obtain. In such areas, we could be subject to various penalties or sanctions if we fail to comply with the applicable country's regulations. Future changes to the regulations under which we operate our EMC business could make it difficult for us to obtain or maintain authorizations, increase our costs or make it easier or less expensive for competitors to compete with us.

Risks Related to EMC Litigation and Intellectual Property

Legacy claims against or ongoing litigation involving EMC could have an adverse effect on our business, financial condition and operating results.

        On March 3, 2016, Advanced Media Networks, L.L.C. filed suit against EMC and Maritime Telecommunications Network, Inc., a wholly-owned indirect subsidiary of EMC, for allegedly infringing two of its patents and seeking injunctive relief and unspecified monetary damages. The case is now pending in the in the United States District Court for the Southern District of Florida. Both of the asserted patents are under reexamination or inter partes review by the U.S. Patent & Trademark Office, and the plaintiff is suing other third parties for allegedly infringing these patents. The potential range of loss related to this matter cannot be determined. In addition, in April 2016, STM Atlantic N.V. and STM Group, Inc. (jointly, "STM") filed a breach of contract action in Delaware Superior Court against EMC relating to EMC's acquisition of STM Norway AS, STMEA (FZE), Vodanet Telecomuniçacões Ltda., and STM Networks from STM. STM alleges, among other things, that EMC breached earnout provisions in the EMC-STM purchase agreement by failing to develop and sell certain technology. STM is seeking $20 million in damages.

        EMC disputes the allegations in the foregoing matters and intends to defend against them vigorously. EMC has incurred, and we will continue to incur, costs to defend and/or settle such lawsuits and such costs may be material. We may be required to pay substantial damages and/or be subject to injunctive relief as a result of these matters, and until resolved, these matters may divert the attention of our management and other resources. The outcome of these matters is inherently uncertain and could have a materially adverse effect on our business, financial condition, and results of operations.

The intellectual property rights relating to our EMC business are valuable, and any failure or inability to sufficiently protect them could harm our business and operating results.

        The success of our EMC business depends significantly on our ability to protect our proprietary rights to the technologies we use in our products and services, particularly with respect to EMC's proprietary SpeedNet product. We generally rely on a combination of patents, copyrights, trademarks and trade secret laws and contractual rights to protect our proprietary rights in our technology and products. We also enter into confidentiality agreements with our employees, consultants and corporate partners, and control access to and distribution of our proprietary information. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. If we are unable to protect our proprietary rights adequately, our competitors could use the intellectual property we have developed to enhance their own products and services, which could materially harm our EMC business and impair the value of our common stock. Monitoring and preventing unauthorized use of our technology is difficult. From time to time, we undertake actions to prevent unauthorized use of our technology, including sending cease and desist letters. In addition, we may be required to commence litigation to protect our intellectual property rights or to determine the validity and scope of the proprietary rights of others. If we are unsuccessful in any such litigation in the future, our rights to enforce such intellectual property may be impaired or we could lose some or all of our rights to such intellectual property. We do not know whether the steps we have taken will prevent unauthorized use of our technology, including in foreign countries where the laws may not protect our proprietary rights as extensively as in the United States. If we are unable to protect our proprietary rights, we may find ourselves at a competitive disadvantage to others who need not incur the substantial expense, time and effort required to create the innovative products.

 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. All proceeds from the sale of our common stock pursuant to this prospectus will be for the accounts of the selling stockholders.

SELLING STOCKHOLDERS

        The following table sets forth, as of the date of this prospectus, the names of the selling stockholders for whom we are registering the resale of shares of our common stock from time to time and the number of shares that the selling stockholders may offer pursuant to this prospectus. The shares offered by the selling stockholders were issued pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. We have filed with the SEC under the Securities Act the registration statement of which this prospectus forms a part pursuant to the registration rights agreements described below under "Material Relationships with Selling Stockholders."

        The table below sets forth certain information known to us, based on written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of October 10, 2016, except as described in the notes to such table. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See "Plan of Distribution." For purposes of the table below, we assume that the selling stockholders will sell all their shares of common stock covered by this prospectus.

        The percentages of shares owned set forth below are based on 85,309,744 shares of our common stock issued and outstanding as of October 10, 2016 (excluding 3,053,634 shares of our common stock held by one of our wholly-owned subsidiaries). The number of shares beneficially owned for the selling stockholders other than UMG Recordings, Inc. and Jeffer Mangels Butler & Mitchel LLP includes such selling stockholders' pro rata portion of the shares we may issue as deferred consideration under the interest purchase agreement relating to the EMC acquisition (the "Purchase Agreement"). The number of shares that may be issued as deferred consideration was calculated in accordance with the registration rights agreement entered into in connection with the Purchase Agreement (as described below) and represents 120% of the number of shares that would be issued as deferred consideration based on the closing price of our common stock on NASDAQ on October 5, 2016 and assuming we elect to pay all such deferred consideration in shares of common stock. See "Material Relationships with Selling Stockholders—EMC Acquisition" below.

        Unless otherwise described below, to our knowledge, none of the selling stockholders has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus.

						Shares Beneficially Owned Following the Offering(2)
	Shares Beneficially Owned Prior to the Offering
				Maximum Number of Shares That May be Sold in the Offering(1)
Name of Selling Stockholder	Number		%			Number	%
EMC Holdco 2 B.V.(3)	7,149,812	(4)	8.4	7,149,812	(4)	—	—
Abel Avellan(5)	951,236	(6)	1.1	776,236	(6)	175,000	*
Joshua B. McLane	127,251	(7)	*	127,251	(7)	—	—
David H. Ferdman	31,812	(8)	*	31,812	(8)	—	—
Jorgan Gismervik	297,770	(9)	*	297,770	(9)	—	—
Newstone Capital Partners II, L.P.	192,812	(10)	*	192,812	(10)	—	—
UMG Recordings, Inc.	1,197,280		1.4	1,197,280		—	—
Jeffer Mangels Butler & Mitchell LLP	163,265		*	163,265		—	—

*
Less than 1%

(1)
Represents the number of shares being registered on behalf of the selling stockholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by such selling stockholder.

(2)
Assumes that the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(3)
ABRY Partners VII, L.P., an affiliate of EMC Holdco 2 B.V., may be deemed to control EMC Holdco 2 B.V. See "Material Relationships with Selling Stockholders" below.

(4)
Includes up to an estimated 2,591,906 shares that may be issued to this stockholder as deferred consideration in connection with the EMC acquisition.

(5)
Mr. Avellan is the Company's President and Chief Strategy Officer.

(6)
Includes up to an estimated 281,396 shares that may be issued to this stockholder as deferred consideration in connection with the EMC acquisition.

(7)
Includes up to an estimated 46,130 shares that may be issued to this stockholder as deferred consideration in connection with the EMC acquisition.

(8)
Includes up to an estimated 11,533 shares that may be issued to this stockholder as deferred consideration in connection with the EMC acquisition.

(9)
Includes up to an estimated 107,946 shares that may be issued to this stockholder as deferred consideration in connection with the EMC acquisition.

(10)
Includes up to an estimated 69,897 shares that may be issued to this stockholder as deferred consideration in connection with the EMC acquisition.

Material Relationships with Selling Stockholders

EMC Acquisition

  Interest Purchase Agreement

        On May 9, 2016, we entered into the Purchase Agreement with EMC Acquisition Holdings, LLC, an affiliate of ABRY Partners VII, L.P. ("ABRY"), to acquire EMC. On July 27, 2016 we completed the EMC acquisition. The payment of the purchase price for EMC included the issuance of an aggregate of 5,466,886 shares of our common stock on July 27, 2016 to EMC Holdco 2 B.V., Abel Avellan, Joshua B. McLane, David H. Ferdman, Jorgan Gismervik and Newstone Capital Partners II, L.P ("Sellers"). As part of the purchase price for EMC, we are also obligated to pay to the Sellers an aggregate of $25.0 million of deferred consideration in the form of cash or shares of our common stock, at our election, on July 27, 2017. Pursuant to the terms of the registration rights agreement we entered into in connection with the EMC acquisition (described below), we are including in this prospectus an aggregate of 3,108,808 shares that may be issued to the Sellers as deferred consideration, which equals 120% of the number of shares issuable as deferred consideration based on the closing price of our common stock on NASDAQ on October 5, 2016 and assuming we elect to pay all of the deferred consideration in the form of shares of our common stock. The actual number of shares issued as deferred consideration will be determined at the time of issuance in accordance with the Purchase Agreement, which provides that 50% of such shares will be valued at $8.40 per share and 50% of such shares will be valued based on the 20 trading day volume weighted average price per share of our common stock, measured as of July 25, 2017 (two days prior to the first anniversary of the closing of the EMC acquisition). As a result, the actual number of shares issued as deferred consideration could be materially greater or less than 3,108,808 shares of common stock depending on whether we elect to pay the deferred consideration in the form of cash or shares of our common stock and the actual 20 trading day volume weighted average price per share of our common stock on July 25, 2017. Nothing contained herein shall be deemed to constitute an indication or prediction with respect to either of such factors.

  Registration Rights Agreement

        On July 27, 2016, we entered into a registration rights agreement with EMC Holdco 2 B.V. and the other stockholders party thereto, relating to the shares of our common stock we issued as part of the purchase price in connection with the EMC acquisition. Pursuant to the registration rights agreement, we agreed to prepare and file with the SEC a resale shelf registration statement covering the shares issued to the Sellers and any shares issuable as deferred consideration, and to use our commercially reasonable efforts to cause such registration statement to become effective and to remain effective until the earlier of three years after effectiveness and the date on which all shares covered by the registration rights agreement are eligible for resale under Rule 144 (without regard to the volume limitations set forth therein) under the Securities Act or such earlier date when the applicable parties to the registration rights agreement no longer hold shares entitled to be registered.

  Abel Avellan

        Abel Avellan, the co-founder and former Chief Executive Officer of EMC, is our President and Chief Strategy Officer. In connection with the EMC acquisition, we, through EMC, entered into a Services Agreement ("Services Agreement") with STMEA, a Sharjah (United Arab Emirates) Free Zone company and a wholly-owned subsidiary of Trio Connect, LLC ("Trio"), which is owned by ABRY, Mr. Avellan and other equity holders not affiliated with the Company. Mr. Avellan owns an approximately 7.5% equity interest in Trio. Under the Services Agreement, certain of our future employees are temporarily employed by a wholly-owned Trio entity and will be transferred to a wholly-owned Company subsidiary in the United Arab Emirates, which we expect to be fully operational in the fourth quarter of 2016. The monthly cost for these employees is approximately $191,000 and we expect the Services Agreement to terminate in the fourth quarter of 2016 when the employees transition to our new wholly-owned subsidiary.

  ABRY

        On May 9, 2016, we entered into a nomination agreement with EMC Holdco 2 B.V. (the "ABRY Nomination Agreement"), pursuant to which ABRY has the right to nominate one individual for election to our board of directors. This right terminates when (i) ABRY holds less than 5% of our outstanding common stock, (ii) ABRY or its affiliates consummate a "competitive transaction" (as defined in the ABRY Nomination Agreement), or (iii) any partner, member or employee of ABRY or any of its affiliates becomes a director, board observer or executive officer of any competitor of the Company. The ABRY Nomination Agreement also includes a "standstill" provision that provides that, subject to certain exceptions, ABRY and its affiliates will be prohibited from taking certain actions to influence or control the Company (including acquiring additional securities of the Company) until six months after the termination of ABRY's nomination right. As of October 10, 2016, ABRY had not exercised its nomination right, and there is no ABRY nominee on our Board. ABRY also owns an approximately 90% equity interest in Trio.

UMG Settlement

  Settlement Agreement

        On August 9, 2016, we entered into a Settlement Agreement ("Settlement Agreement") with UMG Recordings, Inc., Capitol Records, LLC, Universal Music Corp., and entities affiliated with them

(collectively, "UMG") resolving all claims relating to the previously disclosed lawsuit filed by UMG against the Company and certain of its subsidiaries for music copyright infringement and related claims. As part of the settlement, we agreed to make cash and stock payments to UMG and/or its designees, which included Jeffer Mangels Butler & Mitchell LLP. This includes (i) the payment of $15,000,000 in cash and the issuance of 1,360,545 shares of our common stock within two business days of execution of the Settlement Agreement, (ii) the obligation to pay $5,000,000 in cash on or prior to March 31, 2017, and (iii) (1) if at any time the closing price of our common stock on NASDAQ ("Closing Price") exceeds $10.00 per share, the issuance of 500,000 shares of our common stock and (2) if at any time the Closing Price exceeds $12.00 per share, the issuance of 400,000 shares of our common stock. We may elect to pay cash in lieu of issuing shares under clause (iii) of the preceding sentence.

        The Settlement Agreement contains a mutual release between the Company and UMG and, subject to certain exceptions, our and their subsidiaries and affiliates, and a release by UMG of our customers and of our and our customers' authorized integrators and other vendors of all claims under foreign or U.S. law relating to any alleged infringing use of "UMG Content" (as defined below) prior to August 9, 2016. The Settlement Agreement defines "UMG Content" as original works of authorship owned or controlled by UMG or its affiliates, and including but not limited to sound recordings, musical compositions, music videos and related artwork, logos, artist name, voice, likeness and similar rights and metadata.

        In addition, the Settlement Agreement provides that the Company and UMG will use best efforts to negotiate and execute a license agreement for the Company's use of certain UMG Content. And, UMG agreed that, to the extent the Company uses (until February 1, 2017) any UMG Content that it used on or prior to August 9, 2016, UMG will refrain from initiating any legal or other proceedings asserting any claim against the Company, our customers and their authorized vendors arising from any alleged infringing use of UMG Content.

  Registration Rights Agreement

        On August 9, 2016, we entered into a registration rights agreement relating to the registration of the resale of the shares of the Company's common stock issued to UMG and its designees under the Settlement Agreement. Under the registration rights agreement, we agreed to file a resale shelf registration statement covering the shares issued under the Settlement Agreement and to use our commercially reasonable efforts to cause the registration statement to become and remain effective until the subject shares become eligible for resale without regard to the volume limitations under Rule 144 under the Securities Act or until such earlier date when the subject shares are no longer entitled to be registered. If the closing price of our common stock on NASDAQ exceeds $10.00 per share and/or $12.00 per share, as described above, and we elect to issue shares of our common stock to UMG, we will be obligated to file a registration statement with the SEC covering the resale of such shares in accordance with the registration rights agreement.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Stock

        We have authorized 401,000,000 shares of capital stock, consisting of 375,000,000 shares of common stock, $0.0001 par value per share, 25,000,000 shares of non-voting common stock, $0.0001 par value per share, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value per share. As of October 10, 2016, there were 85,309,744 shares of our common stock (excluding 3,053,634 shares of our common stock held by one of our wholly-owned subsidiaries) outstanding, no shares of non-voting common stock outstanding and no shares of preferred stock outstanding. As of October 10, 2016, there were 93 holders of record of our capital stock. This figure does not include the number of persons whose securities are held in nominee or "street" name accounts through brokers.

Common Stock

        Our second amended and restated certificate of incorporation (our "Charter") provides that, except with respect to voting rights and conversion rights applicable to the non-voting common stock, the common stock and non-voting common stock have identical rights, powers, preferences and privileges.

Voting Power

        Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of non-voting common stock have no voting power and no right to participate in any meeting of stockholders or to receive notice thereof, except as required by applicable law and except that any action that would adversely affect the rights of the non-voting common stock relative to the common stock with respect to the modification of the terms of the securities or dissolution will require the approval of the non-voting common stock voting separately as a class. Except as otherwise provided by law, applicable stock exchange rules, our Charter or our Amended and Restated Bylaws (our "Bylaws"), all matters to be voted on by our stockholders must be approved by a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter. In the case of an election of directors, where a quorum is present, a majority of the votes cast will be required to elect each director in an uncontested election, but a plurality of the votes cast will be sufficient to elect a director in a contested election.

Dividends

        Holders of common stock and non-voting common stock will be equally entitled to receive such dividends, if any, as may be declared from time to time by our board of directors (our "Board") in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock or non-voting common stock unless the shares of common stock and non-voting common stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock or non-voting common stock, shares of non-voting common stock shall only be entitled to receive shares of non-voting common stock and shares of common stock shall only be entitled to receive shares of common stock.

        We have not paid any cash dividends on our common stock to date and do not anticipate declaring any dividends in the foreseeable future. In addition, our current credit facilities contain restrictions on our ability to pay dividends.

Liquidation, Dissolution and Winding Up

        In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock and non-voting common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Corporate Transactions

        In the event that any consideration is paid or distributed to our stockholders or any shares of our capital stock are converted into any other form of consideration in connection with (i) any sale, lease, transfer, exclusive license, exchange or other disposition of any material portion of our property and assets (or any material portion of the property and assets of any of our direct or indirect subsidiaries), (ii) any merger, consolidation, business combination or other similar transaction involving us or any of our direct or indirect subsidiaries with any other entity, or (iii) any recapitalization, liquidation, dissolution or other similar transaction involving us or any of our direct or indirect subsidiaries, then the shares of common stock and non-voting common stock will be treated equally, identically and ratably on a per share basis with respect to any such consideration or distribution or conversion.

Preemptive or Other Rights

        Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock or non-voting common stock.

Election of Directors

        Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

        Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        As of September 30, 2016, there were outstanding warrants exercisable for approximately 7,340,000 shares of our common stock, consisting of (i) warrants exercisable for an aggregate of approximately 6,173,000 shares of our common stock that were initially issued in connection with our initial public offering ("Public SPAC Warrants") and (ii) warrants exercisable for an aggregate of 1,167,000 shares of our common stock that we assumed in connection with our business combination with Row 44, Inc. (the "Legacy Row 44 Warrants") (including 725,412 Legacy Row 44 Warrants held by one of our wholly-owned subsidiaries).

Public SPAC Warrants

        Each Public SPAC Warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. The Public SPAC Warrants will expire on January 31, 2018 at 4:30 p.m., New York City time, or earlier upon redemption or liquidation.

        We are not obligated to deliver any shares of common stock pursuant to the exercise of a Public SPAC Warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the Public SPAC Warrants is effective and a prospectus relating thereto is current, except as provided in the following paragraph. In addition, no Public SPAC Warrant is exercisable and we are not obligated to issue shares of common stock upon exercise of a Public SPAC Warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public SPAC Warrant. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public SPAC Warrant, the holder of such Public SPAC Warrant will not be entitled to exercise such Public SPAC Warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public SPAC Warrant.

        Pursuant to the warrant agreement governing the Public SPAC Warrants, we filed with the SEC a registration statement to register under the Securities Act the issuance of the shares of common stock issuable upon exercise of the Public SPAC Warrants, and we are obligated to use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the Public SPAC Warrants were initially offered by us, the shares of common stock issuable upon exercise of the Public SPAC Warrants, to the extent an exemption is not available. In addition, we are obligated to use our best efforts to register the shares of common stock issuable upon exercise of a Public SPAC Warrant under the blue sky laws of the states of residence of the exercising warrant holder to the extent an exemption is not available. If at any time we fail to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the Public SPAC Warrants, holders of Public SPAC Warrants will be permitted to exercise such Public SPAC Warrants on a "cashless basis," by exchanging the warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Pubic SPAC Warrants, multiplied by the difference between the warrant exercise price and the "fair market value" by (y) the fair market value. For this purpose, "fair market value" means the volume weighted average price of our common stock as reported during the 10 trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such warrants or the Company's securities broker or intermediary.

        We may call the Public SPAC Warrants for redemption:

  •
  in whole and not in part;

  •
  at a price of $0.01 per Public SPAC Warrant;

  •
  upon not less than 30 days' prior written notice of redemption (the "30-day redemption period") to each Public SPAC Warrant holder; and

  •
  if, and only if, the last reported sale price of the common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the Public SPAC Warrant holders.

        We will not redeem the Public SPAC Warrant unless an effective registration statement covering the shares of common stock issuable upon exercise of the Public SPAC Warrants is current and available throughout the 30-day redemption period. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public SPAC Warrants, each Public SPAC Warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $17.50 redemption trigger price as well as the $11.50 exercise price after the redemption notice is issued.

        If we call the Public SPAC Warrants for redemption as described above, we will have the option to require any holder that wishes to exercise his, her or its Public SPAC Warrants to do so on a "cashless basis." If we take advantage of this option, all holders of Public SPAC Warrants would pay the exercise price by surrendering his, her or its Public SPAC Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Public SPAC Warrants, multiplied by the difference between the exercise price of the Public SPAC Warrants and the "fair market value" by (y) the fair market value. For this purpose, the "fair market value" means the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public SPAC Warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the Public SPAC Warrants, including the "fair market value" in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public SPAC Warrant redemption.

        A holder of a Public SPAC Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public SPAC Warrant, to the extent that after giving effect to such exercise, such person (together with such person's affiliates), to the warrant agent's actual knowledge, would beneficially own in excess of 9.8% of the shares of our common stock outstanding immediately after giving effect to such exercise.

        If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each Public SPAC Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the "fair market value." For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) "fair market value" means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

        In addition, if at any time while the Public SPAC Warrants are outstanding and unexpired, we pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of capital stock for which the Public SPAC Warrant are exercisable), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

        If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Public SPAC Warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

        Whenever the number of shares of common stock purchasable upon the exercise of the Public SPAC Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the Public SPAC Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the Public SPAC Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

        In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public SPAC Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public SPAC Warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holders of the Public SPAC Warrants would have received if such holders had exercised their Public SPAC Warrants immediately prior to such event. The warrant agreement provides that if more than 30% of the consideration receivable by the holders of common stock in the applicable event is payable in the form of common stock in the successor entity that is not listed for trading on a national securities exchange or on the over-the-counter market, or is not to be so listed for trading immediately following such event, then the Public SPAC Warrant exercise price will be reduced in accordance with a formula specified in the warrant agreement.

        The Public SPAC Warrants have been issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement pertaining to our initial public offering, for a complete description of the terms and conditions applicable to the warrants.

        The Public SPAC Warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their Public SPAC Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Public SPAC Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Registration Rights

        See "Selling Stockholders—Material Relationships with Selling Stockholders" for information relating to the registration rights agreements we entered into in connection with the EMC acquisition and our settlement agreement with UMG.

        Pursuant to the amended and restated registration rights agreement we entered into in connection with our business combination with Row 44, Inc. and Global Entertainment AG (f/k/a Advanced Inflight Alliance AG) (the "business combination"), we filed a registration statement with the SEC covering the resale of shares of our common stock issued in a private placement prior to our initial public offering and shares of our common stock issued in the business combination to certain institutional investors (collectively, "registrable securities") and are required to use our reasonable best efforts to maintain the effectiveness of such registration statement until such shares of common stock no longer entitled to be registered. In certain circumstances, the holders of registrable securities are also entitled to require us to undertake an underwritten public offering of all or a portion of such registrable securities pursuant to an effective registration statement, no more than once during any six month period, so long as the estimated market value of the registrable securities to be sold in such offering is at least $10,000,000. Holders of registrable securities also have certain "piggy-back" registration rights with respect to registration statements filed by us.

Anti-Takeover Effects of Delaware Law; Our Certificate of Incorporation and Bylaws; and NASDAQ

Certain Anti-Takeover Provisions of Delaware Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a "Merger" with:

  •
  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

        A "Merger" includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

  •
  Our Board approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

  •
  on or subsequent to the date of the transaction, the Merger is approved by our Board and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Authorized but Unissued Capital Stock

        Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply so long as the common stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Rule 144

        Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

        Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such persons would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

  •
  1% of the total number of shares of common stock then outstanding; or

  •
  the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Former Shell Companies

        Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us, unless the following conditions are met:

  •
  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

  •
  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

  •
  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

  •
  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

        As of the date of this prospectus, we satisfy all four of the above conditions.

Transfer Agent and Warrant Agent

        The transfer agent for the shares of our common stock and the warrant agent for our Public SPAC Warrants is American Stock Transfer & Trust Company.

Listing

        Our common stock is listed on NASDAQ under the symbol "ENT." Our Public SPAC Warrants are quoted on the OTC market under the symbol "ENTWW."

PLAN OF DISTRIBUTION

        We are registering the shares covered by this prospectus to permit the selling stockholders to sell shares of our common stock directly to purchasers or through underwriters, broker-dealers or agents from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions borne by the selling stockholders. Each selling stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchases of shares to be made directly or through agents. Unless the context otherwise requires, as used in this prospectus, "selling stockholders" includes the selling stockholders named in the table above in "Selling Stockholders" and the donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

        The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock or interests therein may be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of those shares may be underwriting discounts and commissions under the Securities Act.

        The selling stockholders and any of their permitted transferees may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed, varying or privately negotiated prices. Subject to the limitations set forth in any applicable registration rights agreement, the selling stockholders may use any one or more of the following methods when selling the shares offered by this prospectus:

  •
  on NASDAQ, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

  •
  to or through underwriters or broker-dealers;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  underwriters or broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        In connection with these sales, the selling stockholders may enter into hedging transactions with underwriters, broker-dealers or other financial institutions that in turn may engage in short sales of shares of our common stock in the course of hedging the positions they assume.

        With respect to a particular offering of the shares of common stock held by the selling stockholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this prospectus is part, will be prepared and will set forth the following information:

  •
  the specific shares of common stock to be offered and sold;

  •
  the names of the selling stockholders;

  •
  the respective purchase prices and public offering prices and other material terms of the offering;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  settlement of short sales entered into after the date of this prospectus;

  •
  through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

  •
  the names of any participating agents, broker-dealers or underwriters; and

  •
  any applicable commissions, discounts, concessions and other items constituting compensation from the selling stockholders.

        Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

        To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any broker-dealer or agent regarding the sale of the shares by the selling stockholders. Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

        The selling stockholders may also sell shares of our common stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

        In connection with the sale of the common stock or interests therein, we or selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these shares to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The selling stockholders may from time to time pledge or grant a security interest in some or all of their shares of common stock to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If a selling stockholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the shares of common stock pledged or secured thereby pursuant to this prospectus. The selling stockholders and any other persons participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling stockholders or any other person, which limitations may affect the marketability of the shares of common stock.

        The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

        Our common stock is listed on NASDAQ under the symbol "ENT."

        We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of our common stock against certain liabilities, including liabilities arising under the Securities Act.

        There can be no assurance that the selling stockholders will sell all or any of the shares of common stock offered by this prospectus. Moreover, some of the shares of common stock offered by this prospectus may be sold by the selling stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

        Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

 LEGAL MATTERS

        The validity of the shares of common stock in respect of which this prospectus is being delivered will be passed on for us by Winston & Strawn LLP.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and incorporated by reference in this prospectus and elsewhere in this registration statement. Our audited consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports given on their authority as experts in accounting and auditing.

        BDO USA, LLP, independent registered public accounting firm, has audited the consolidated financial statements of EMC Acquisition, LLC included in our Current Report on Form 8-K/A filed on October 11, 2016, as set forth in their report, which is included in our Current Report on Form 8-K/A filed on October 11, 2016 and incorporated by reference in this prospectus and elsewhere in this registration statement. Such audited consolidated financial statements are incorporated by reference in reliance on BDO USA, LLP's report given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the shares of common stock being registered hereby.

Amount to be Paid
SEC registration fee	$10,514
Printing expenses	5,000
Legal fees and expenses	100,000
Accounting fees and expenses	20,000
Miscellaneous expenses	10,000

TOTAL	$145,514

Item 15.    Indemnification of Directors and Officers

        Our second amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware General Corporation Law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

        We have entered into agreements with our directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors and executive officers. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware General Corporation Law would permit indemnification. We have purchased a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

        These provisions may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.    Exhibits and Financial Statement Schedules

        The Exhibit Index following the signature page to this registration statement is incorporated herein by reference.

Item 17.    Undertakings

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

    The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 11, 2016.

GLOBAL EAGLE ENTERTAINMENT INC.
By:	/s/ THOMAS SEVERSON
	Name:	Thomas Severson
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints David M. Davis, Thomas Severson and Stephen Ballas, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of this Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID M. DAVIS David M. Davis	Chief Executive Officer and Director (Principal Executive Officer)	October 11, 2016
/s/ THOMAS SEVERSON Thomas Severson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 11, 2016
/s/ EDWARD L. SHAPIRO Edward L. Shapiro	Chairman of the Board	October 11, 2016

Signature	Title	Date

/s/ JEFFREY E. EPSTEIN Jeffrey E. Epstein	Director	October 11, 2016
/s/ STEPHEN HASKER Stephen Hasker	Director	October 11, 2016
/s/ JEFFREY A. LEDDY Jeffrey A. Leddy	Director	October 11, 2016
/s/ ROBERT W. REDING Robert W. Reding	Director	October 11, 2016
/s/ JEFF SAGANSKY Jeff Sagansky	Director	October 11, 2016
/s/ HARRY E. SLOAN Harry E. Sloan	Director	October 11, 2016

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of November 8, 2012, by and among Global Eagle Acquisition Corp., EAGL Merger Sub Corp., Row 44, Inc. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q (File No. 001-35176), filed with the SEC on November 14, 2012).
2.2
Stock Purchase Agreement, dated as of November 8, 2012, by and between Global Eagle Acquisition Corp. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K (File No. 001-35176), filed with the SEC on November 14, 2012).
2.3
Asset Purchase Agreement, dated as of May 8, 2013, by and among the Company and the other parties thereto (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 001-35176), filed with the SEC on July 10, 2013).
2.4
Letter Agreement, dated as of July 9, 2013, by and among the Company and the other parties thereto (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K (File No. 001-35176), filed with the SEC on July 10, 2013).
2.5
Sale and Purchase Agreement by and among IFES Acquisition Corp. Limited, an English company, GCP Capital Partners LLP and certain individuals, dated October 18, 2013 (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 001-35176), filed with the SEC on October 21, 2013).
2.6
Interest Purchase Agreement, dated May 9, 2016, by and between the Company and EMC Acquisition Holdings, LLC (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K/A (File No. 001-35176) filed with the SEC on May 13, 2016).
3.1
Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K (File No. 001-35176), filed with the SEC on February 6, 2013).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K (File No. 001-35176), filed with the SEC on September 23, 2016).
4.1
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to the Company's Registration Statement on Form S-1 (File No. 333-172267), filed with the SEC on May 11, 2011)
4.2
Form of Warrant Agreement by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company's Registration Statement on Form S-1 (File No. 333-172267), filed with the SEC on April 6, 2011)
4.3
Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-172267), and included as an exhibit in the Warrant Agreement, filed with the Securities and Exchange Commission on March 21, 2011)
4.4
Indenture (including the Form of Convertible Note), dated as of February 18, 2015, with respect to the Company's 2.75% Convertible Senior Notes due 2035, between the Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 001-35176), filed with the SEC on February 19, 2015)

Exhibit No.	Description
4.5	Settlement Agreement, dated August 9, 2016, between the Company and UMG Recordings, Inc., Capitol Records, LLC, Universal Music Corp. and entities affiliated therewith
5.1	Opinion of Winston & Strawn LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of BDO USA, LLP
23.3	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to this Registration Statement)